                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

=====================================================================================================================

Pricing Supplement No. 16                                                                         Trade Date: 3/12/01
(To Prospectus dated March 22, 2000 and Prospectus                                                Issue Date: 3/15/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 13, 2001

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAR5              $8,201,000.00               6.1%                  3/15/16                 100%



    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ---------------------         --------------------------------
        4/15/01                    Yes                    Yes                            100% 3/15/04
        monthly                                                                    semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $8,057,481.50             $143,517.50               $3.50              ABN AMRO, Inc.